FOR IMMEDIATE RELEASE

Cidara Reports First Quarter 2015 Financial Results and Provides Corporate Update

SAN DIEGO, May 21, 2015 – Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives and immunotherapies to treat fungal and other infections, today reported financial results for the quarter ended March 31, 2015 and provided an update on its corporate activities and product pipeline.

First Quarter 2015 and Subsequent Highlights

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Granted Qualified Infectious Disease Product (QIDP) and Fast Track Designations for CD101 IV by FDA: On May 11, 2015, Cidara announced that the U.S. Food and Drug Administration (FDA) designated its lead antifungal product candidate, CD101 IV, as a Qualified Infectious Disease Product (QIDP) with Fast Track status. The QIDP and Fast Track designations are for the use of CD101 IV in the treatment of candidemia and invasive candidiasis.

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Priced $76.8 Million Initial Public Offering: On April 14, 2015, Cidara priced its initial public offering of 4,800,000 shares of common stock, an increase of 800,000 shares from the number of shares originally offered, at a public offering price of $16.00 per share. Proceeds from the offering, net of underwriting discounts, commissions and offering-related transaction costs, were $69.3 million.

•	Robert Perez and Timothy Franson Appointed to Board of Directors: On March 16, 2015, Cidara announced the appointments of Robert J. Perez and Timothy R. Franson, M.D., to its Board of Directors.

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Completed $42.0 Million Private Series B Financing: On February 11, 2015, Cidara completed a private placement of $42.0 million of shares of Series B convertible preferred stock. Participants in the financing comprised a syndicate of healthcare-dedicated institutional investors including both new and existing investors.

•	Key Additions to Management Team: On February 9, 2015, Cidara announced the appointments of Paul Daruwala as Chief Commercial Officer and James Balkovec, Ph.D. as Senior Vice President, Research.

First Quarter Financial Highlights

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Cash and cash equivalents totaled $58.1 million as of March 31, 2015, compared with $22.8 million as of December 31, 2014. This includes proceeds from the $42.0 million Series B financing in February, but excludes the net proceeds from the initial public offering of approximately $69.3 million.

•	Operating expenses totaled $6.7 million for the first quarter of 2015 compared to operating expenses of $0.6 million for the first quarter of 2014.

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Research and development expenses for the first quarter of 2015 were $4.9 million, compared with $0.3 million for the first quarter of 2014. The year-over-year increase is due to the expansion of the product candidate pipeline to include CD101 IV and CD101 topical as well as increased levels of preclinical activities for the Cloudbreak™ immunotherapy platform.

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General and administrative expenses for the first quarter of 2015 were $1.8 million, compared to $0.3 million for the first quarter of 2014. The increase was primarily attributable to personnel costs as Cidara continues to staff the company to support growth.

•	Net loss for the first quarter of 2015 was $6.7 million, compared to net loss of $0.7 million for the first quarter of 2014.

•	As of May 19, 2015, Cidara had 13,510,946 shares outstanding.

About Cidara Therapeutics

Cidara is a biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard-of-care therapies. Cidara's initial product portfolio comprises two formulations of the company’s novel echinocandin, CD101, for the treatment of serious fungal infections. CD101 IV is a long-acting therapy for the treatment and prevention of systemic fungal infections. CD101 topical is for the treatment of vulvovaginal candidiasis (VVC) and recurrent VVC (RVVC), a prevalent mucosal infection. In addition, Cidara has developed a proprietary immunotherapy platform, Cloudbreak™, designed to create compounds that direct a patient's immune cells to attack and eliminate pathogens that cause infectious disease. Cidara is headquartered in San Diego, California. For more information please visit www.cidara.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s documents most recently filed with the United States Securities and Exchange Commission (SEC), including its Registration Statement on Form S-1 declared effective by the SEC on April 14, 2015, under the heading "Risk Factors." All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Cidara Therapeutics, Inc.

Condensed Balance Sheets

	March 31, 2015	December 31, 2014
(In thousands, except share and per share amounts)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,124	$22,796
Prepaid expenses and other current assets	278	217
Total current assets	58,402	23,013
Property and equipment, net	814	863
Other assets	1,567	474
Total assets	$60,783	$24,350

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,696	$1,177
Accrued liabilities	1,740	1,622
Accrued compensation and benefits	373	414
Total current liabilities	3,809	3,213
Other long-term liabilities	31	34
Total liabilities	3,840	3,247
Commitments and contingencies:
Series A convertible preferred stock, $0.0001 par value; 97,972,510 shares authorized, and 97,526,081 shares issued and outstanding at March 31, 2015; 127,214,000 shares authorized and 97,526,081 issued and outstanding at December 31, 2014; $32,769 liquidation preference at March 31, 2015	32,548	32,548
Series B convertible preferred stock, $0.0001 par value; 94,600,000 shares authorized, and 94,533,183 shares issued and outstanding at March 31, 2015; no shares authorized, issued, or outstanding at December 31, 2014; $42,020 liquidation preference at March 31, 2015	41,921	-
Stockholders' deficit:
Common stock, $0.0001 par value; 275,000,000 and 185,000,000 shares authorized at March 31, 2015 and December 31, 2014, respectively; 1,542,155 and 1,147,068 shares issued and outstanding, respectively, at March 31, 2015; 1,494,506 and 1,132,738 shares issued and outstanding, respectively, at December 31, 2014	3	3
Additional paid-in capital	2,512	1,856
Accumulated deficit	(20,041)	(13,304)
Total stockholders' deficit	(17,526)	(11,445)
Total liabilities, convertible preferred stock, and stockholders' deficit	$60,783	$24,350

Cidara Therapeutics, Inc.

Condensed Statement of Operations

	Three months ended March 31,
(In thousands, except share and per share data)	2015	2014
	(unaudited)
Operating expenses:
Research and development	$4,935	$278
General and administrative	1,797	281
Total operating expenses	6,732	559
Loss from operations	(6,732)	(559)
Other expense:
Interest expense, net	(5)	(45)
Change in fair value of convertible notes payable	-	(103)
Total other expense	(5)	(148)
Net loss	$(6,737)	$(707)
Net loss per common share, basic and diluted	$(5.92)	$(1.81)
Weighted average shares outstanding used to compute net loss per share, basic and diluted	1,138,911	389,839

INVESTOR CONTACT:

Robert H. Uhl

Westwicke Partners, LLC

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Mike Beyer

Sam Brown Inc.

(312) 961-2502

mikebeyer@sambrown.com

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